Exhibit 99.1

       ______________________________________________________________

                           ACQUISITION AGREEMENT

                                by and among

                MCLEODUSA TELECOMMUNICATIONS SERVICES, INC.,


                         MCLEODUSA HOLDINGS, INC.,

                MCLEODUSA INTEGRATED BUSINESS SYSTEMS, INC.,

                      MCLEODUSA MARKET RESPONSE, INC.

                                    and

                         HOMEBASE ACQUISITION CORP.




                               July 16, 2002


      ______________________________________________________________



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
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                                          TABLE OF CONTENTS
                                          -----------------
                                       (not part of Agreement)

                                                                                            Page

ARTICLE I    PURCHASE AND SALE................................................................2
             SECTION 1.1  Purchase and Sale...................................................2
             SECTION 1.2  Excluded Assets.....................................................5
             SECTION 1.3  Nonassignable Agreements............................................6
             SECTION 1.4  Assumed Liabilities.................................................7
             SECTION 1.5  Purchase Price......................................................8
             SECTION 1.6  Closing.............................................................8
             SECTION 1.7  Allocation of Purchase Price.......................................10

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF SELLERS.......................................11
             SECTION 2.1  Organization.......................................................11
             SECTION 2.2  Capitalization.....................................................11
             SECTION 2.3  Authorization; Validity of Agreement...............................12
             SECTION 2.4  Consents and Approvals; No Violations..............................12
             SECTION 2.5  Financial Statements...............................................13
             SECTION 2.6  No Undisclosed Liabilities.........................................14
             SECTION 2.7  Absence of Certain Changes.........................................15
             SECTION 2.8  Employee Benefit Plans; ERISA......................................15
             SECTION 2.9  Environmental Laws and Regulations.................................16
             SECTION 2.10 Labor Matters......................................................17
             SECTION 2.11 Litigation.........................................................17
             SECTION 2.12 No Default; Compliance with Applicable Laws; Permits...............17
             SECTION 2.13 Taxes..............................................................18
             SECTION 2.14 Intellectual Property..............................................20
             SECTION 2.15 Contracts..........................................................20
             SECTION 2.16 Title to Assets....................................................21
             SECTION 2.17 Insurance..........................................................22
             SECTION 2.18 Sufficiency of Assets..............................................22
             SECTION 2.19 Transactions with Affiliates.......................................22
             SECTION 2.20 Auxiliary Business.................................................23
             SECTION 2.21 Real Property......................................................23
             SECTION 2.22 McLeod Plan of Reorganization......................................23
             SECTION 2.23 Brokers or Finders.................................................24
             SECTION 2.24 No Other Representations or Warranties.............................24

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................24
             SECTION 3.1  Organization.......................................................24
             SECTION 3.2  Authorization; Validity of Agreement...............................25
             SECTION 3.3  Consents and Approvals; No Violations..............................25
             SECTION 3.4  Sufficient Funds; Solvency.........................................26
             SECTION 3.5  Qualifications.....................................................26
             SECTION 3.6  Litigation.........................................................27
             SECTION 3.7  Investment Purpose.................................................27
             SECTION 3.8  Brokers or Finders.................................................27
             SECTION 3.9  Investigation by Purchaser.........................................27

ARTICLE IV   COVENANTS.......................................................................28
             SECTION 4.1  Interim Operations.................................................28
             SECTION 4.2  Access to Information..............................................31
             SECTION 4.3  Employees..........................................................32
             SECTION 4.4  Publicity..........................................................34
             SECTION 4.5  Approvals and Consents; Cooperation; Notification..................34
             SECTION 4.6  Further Assurances.................................................35
             SECTION 4.7  Supplements to the Disclosure Schedule.............................36
             SECTION 4.8  Intercompany Arrangements..........................................36
             SECTION 4.9  Insurance Coverage.................................................36
             SECTION 4.10 Sellers' Names.....................................................37
             SECTION 4.11 Working Capital....................................................38
             SECTION 4.12 Certain Assets.....................................................39
             SECTION 4.13 Vendor Contracts...................................................40
             SECTION 4.14 Title Insurance and Estoppel Certificates..........................40

ARTICLE V    TAX MATTERS.....................................................................40
             SECTION 5.1  Preparation and Filing of Tax Returns..............................40
             SECTION 5.2  Tax Allocation and Indemnity.......................................41
             SECTION 5.3  Cooperation on Tax Matters.........................................42
             SECTION 5.4  Contests...........................................................43
             SECTION 5.5  Written Notices....................................................44
             SECTION 5.6  Refund and Carrybacks..............................................44
             SECTION 5.7  Section 338(h)(10) Election........................................44
             SECTION 5.8  No Right of Set-Off or Off-Set.....................................45
             SECTION 5.9  Mitigation.........................................................46
             SECTION 5.10 Exclusive Remedies.................................................46
             SECTION 5.11 Adjustment to Purchase Price.......................................46
             SECTION 5.12 Transfer Taxes.....................................................46
             SECTION 5.13 Conflicts and Survival.............................................46

ARTICLE VI   CONDITIONS......................................................................47
             SECTION 6.1  Conditions to Each Party's Obligation
                                to Effect the Closing........................................47
             SECTION 6.2  Conditions to the Obligations of Purchaser.........................47
             SECTION 6.3  Conditions to the Obligations of Sellers...........................48

ARTICLE VII  INDEMNIFICATION.................................................................49
             SECTION 7.1  Indemnification....................................................49
             SECTION 7.2  Adjustment to Purchase Price.......................................52
             SECTION 7.3  Exclusive Remedies.................................................53

ARTICLE VIII TERMINATION.....................................................................53
             SECTION 8.1  Termination........................................................53
             SECTION 8.2  Procedure and Effect of Termination................................54

ARTICLE IX   MISCELLANEOUS...................................................................55
             SECTION 9.1  Amendment and Modification.........................................55
             SECTION 9.2  Notices............................................................55
             SECTION 9.3  Interpretation.....................................................57
             SECTION 9.4  Counterparts.......................................................57
             SECTION 9.5  Entire Agreement; Third Party Beneficiaries........................57
             SECTION 9.6  Severability.......................................................57
             SECTION 9.7  Governing Law......................................................58
             SECTION 9.8  Jurisdiction.......................................................58
             SECTION 9.9  Specific Performance...............................................58
             SECTION 9.10 Assignment.........................................................58
             SECTION 9.11 Expenses...........................................................59
             SECTION 9.12 Headings...........................................................59
             SECTION 9.13 Waivers............................................................59
             SECTION 9.14 Schedules..........................................................59
             SECTION 9.15 Consequential Damages..............................................60

                           ACQUISITION AGREEMENT

                  ACQUISITION AGREEMENT, dated as of July 16, 2002 (this "Agreement"), by and among McLeodUSA Telecommunications Services, Inc., an Iowa corporation ("Telecom") and an indirect wholly owned subsidiary of McLeodUSA Incorporated, a Delaware corporation ("McLeodUSA"), McLeodUSA Holdings, Inc., a Delaware corporation ("Holdings"), McLeodUSA Integrated Business Systems, Inc., an Iowa corporation ("IBS"), McLeodUSA Market Response, Inc., an Iowa corporation ("Market Response," and together with Telecom, Holdings and IBS, "Sellers," and each a "Seller"), and Homebase Acquisition Corp., a Delaware corporation ("Purchaser").

                  WHEREAS, Telecom conducts the business of providing live and automated long distance assistance and national directory assistance services (collectively, "Operator Services") and the business of providing paging services and acting as a sales agent for wireless telephone services within the service area of Illinois Consolidated Telephone Company ("Mobile Services");

                  WHEREAS, IBS conducts the business of selling and installing telecommunications equipment (the "Equipment Business" and together with Operator Services and Mobile Services, taken as a whole, the "Services Business");

                  WHEREAS, Telecom and its affiliates conduct the business of providing private line, Internet Service Provider and long distance services to certain customers in the service area of Illinois Consolidated Telephone Company (to the extent provided by Telecom or its affiliates (other than Illinois Consolidated Telephone Company), the "Auxiliary Business");

                  WHEREAS, the Services Business together with the businesses of each of Illinois Consolidated Telephone Company, an Illinois corporation ("ICTC"), McLeodUSA Public Services, Inc., an Illinois corporation ("Public Services"), and Consolidated Market Response, Inc., an Illinois corporation ("CMR" and together with ICTC and Public Services, the "Transferred Companies," and each a "Transferred Company"), taken as a whole, are referred to herein as the "Business";

                  WHEREAS, as of the Closing Date, ICTC will be a wholly owned subsidiary of Holdings;

                  WHEREAS, on the terms and subject to the conditions of this Agreement, Purchaser desires to purchase, and the applicable Sellers desire to sell or cause to be sold to Purchaser, all of the issued and outstanding shares of the capital stock (the "Shares") of each of the Transferred Companies;

                  WHEREAS, on the terms and subject to the conditions of this Agreement, Purchaser desires to purchase and acquire, and Telecom and IBS desire to sell and transfer, or cause to be sold and transferred, the Purchased Assets (as defined herein); and

                  WHEREAS, on the terms and subject to the conditions of this Agreement, Purchaser is willing to assume, and Telecom and IBS desire to assign to Purchaser, the Assumed Liabilities (as defined herein).

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                 ARTICLE I

                             PURCHASE AND SALE


                  SECTION 1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below):

                  (a) the applicable Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from such Sellers, the Shares, free and clear of all Encumbrances; and

                  (b) Telecom and IBS shall sell, assign, transfer, convey and deliver to Purchaser, free and clear of all Encumbrances, other than Permitted Encumbrances, and Purchaser shall purchase and accept all right, title and interest of Telecom and IBS in the following (collectively, the "Purchased Assets"):

                           (i) all accounts receivable and any notes receivable to the extent arising out of operation of the Services Business, but excluding any receivables that have been paid or satisfied prior to the Closing;

                           (ii) all inventories held primarily for the Services Business, but excluding any inventories that have been transferred, consumed or disposed of prior to the Closing;

                           (iii) all equipment, furniture, vehicles and all other tangible personal property used primarily in the operation of the Services Business including, without limitation, those listed or described on Schedule 1.1(b)(iii);

                           (iv) all rights and incidents of interest as of the Closing in and to all leases, agreements, contracts and commitments (other than Tower Leases (as defined below), Intellectual Property Rights (as defined below), Services Permits (as defined below) or Real Property Leases (as defined below) primarily for use in the Services Business, including, without limitation, the contracts listed on Schedule 1.1(b)(iv) or that arise primarily for use in the Services Business after the date hereof, but excluding all of such contracts that have terminated, expired or been fully performed prior to the Closing (the "Contracts");

                           (v) all rights and incidents of interest to all tower leases used primarily in the operation of the Services Business including, without limitation, those listed or described on Schedule 1.1(b)(v), or that arise primarily for use in the Services Business after the date hereof, but excluding all of such leases that have terminated or expired prior to the Closing (the "Tower Leases");

                           (vi) all right, title and interest in and to all U.S. and other letters patent, patents, patent applications, patent licenses, trade secrets, customer lists, software licenses and know-how licenses, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registration and applications and copyright registrations and applications, in each case together with all goodwill associated therewith (collectively, "Intellectual Property Rights") used primarily in the Services Business, including, without limitation, the Intellectual
         Property Rights listed or described on Schedule 1.1(b)(vi);

                           (vii) all permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Entities (defined below) that are listed or described on Schedule 1.1(b)(vii), but excluding all of such licenses, permits, authorizations and approvals that have terminated or expired prior to the Closing (the "Services Permits");

                           (viii) all rights, interests and incidents of interest to all real property leases used primarily in the operation of the Services Business including, without limitation, those listed or described on Schedule 1.1(b)(viii), or that arise primarily for use in the Services Business after the date hereof, but excluding all of such leases that have terminated or expired prior to the Closing (the "Real Property Leases");

                           (ix) originals or copies of all books and records of Telecom and IBS exclusively relating to the operation of the Services Business (the "Services Business Books and Records");

                           (x) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Telecom or IBS on behalf of the Services Business, whether arising by way of counterclaim or otherwise, other than against Sellers or any of their affiliates, except to the extent arising out of this Agreement and subject to the limitations contained herein;

                           (xi) to the extent transferable, all rights in and under all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights in favor Telecom or IBS relating primarily to the Services Business;

                           (xii) all customer, supplier, price and mailing lists of the Services Business in whatever media retained or stored, including, without limitation, computer programs and disks; and

                           (xiii) the goodwill of the Services Business.

                  SECTION 1.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1, neither Telecom nor IBS shall sell, assign, transfer, convey or deliver to Purchaser, and the Purchaser shall not purchase, and the Purchased Assets shall not include the following (collectively, the "Excluded Assets"):

                           (i) any right, title or interest in any
         property, asset (tangible or intangible), claim, contract, lease, license, right or power of Telecom or IBS which is not included in the Purchased Assets;

                           (ii) any cash, cash equivalents or marketable securities of Telecom or IBS;

                           (iii) any assets, properties or rights of Telecom, IBS or their affiliates not used primarily in the operation of the Services Business;

                           (iv) any rights of Telecom or IBS under this Agreement, the Bill of Sale (as defined below) (or any other instrument of transfer) or the Assumption Agreement (as defined below) or any other agreement entered into by and among Sellers and Purchaser or their respective affiliates in connection with this Agreement and the transactions contemplated hereby, including the Transition Services Agreement (as defined below) and the Operating Agreements (as defined below), (collectively, the "Ancillary Agreements");

                           (v) subject to Section 4.9, any of Telecom's or IBS's right, title and interest in any insurance policy or coverage;

                           (vi) the company seal, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence or capitalization of Telecom or IBS as well as any other records or materials relating to Telecom or IBS generally;

                           (vii) subject to Section 4.3, any pension, profit sharing or cash or deferred plans and trusts and assets thereof and any other employee benefit plan, program, policy or arrangement (including, but not limited to, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the assets thereof, if any, maintained by Telecom or IBS;

                           (viii) subject to Article V, any right Telecom or IBS has with respect to a credit or refund for Taxes (as defined below);

                           (ix) any right to the attorney-client or similar privilege; and

                           (x) any right, contract, property or asset that is listed or described on Schedule 1.2(x).

                  SECTION 1.3 Nonassignable Agreements.

                       (a) To the extent that any Contract, Tower Lease, Intellectual Property Right or Real Property Lease to be assigned pursuant to the terms of Section 1.1 is not capable of being assigned without the consent, approval or waiver of a third person, or if such assignment or attempted assignment would constitute a breach thereof (each a "Nonassignable Agreement") nothing in this Agreement will constitute an assignment or require the assignment thereof, except to the extent provided in this Section 1.3.

                       (b) Notwithstanding anything contained in this Agreement to the contrary, neither Telecom nor IBS will be obligated to assign or cause to be assigned to Purchaser any rights and obligations in and to any of the Nonassignable Agreements without first having obtained all consents, approvals and waivers necessary for such assignment; provided, however, that each of Telecom and IBS shall use commercially reasonable efforts to obtain all such consents, approvals and waivers prior to the Closing and, if the Closing occurs, will continue to use commercially reasonable efforts after the Closing Date to obtain all such consents, approvals and waivers. Purchaser will cooperate with Telecom and IBS in their efforts to obtain all required consents, approvals and waivers; provided, however, neither Purchaser nor Sellers (or their respective affiliates) will be required to incur any liability or pay any consideration in connection therewith.

                       (c) To the extent that all consents, approvals and waivers required pursuant to the Nonassignable Agreements are not obtained by IBS or Telecom as of the Closing, after the Closing, IBS and Telecom will use commercially reasonable efforts to (i) provide to Purchaser, to the extent practicable, the financial and business benefits of each such Nonassignable Agreement and (ii) enforce, at the request of Purchaser, for the account of Purchaser, any rights of IBS and Telecom arising from any such Nonassignable Agreement. Purchaser covenants and agrees to pay, perform or discharge when due any obligation or liability arising under any such Nonassignable Agreement and indemnify and hold harmless Sellers and their affiliates with respect thereto. With respect to any such Nonassignable Agreement as to which the necessary approval or consent for the assignment or transfer to the Purchaser is obtained following the Closing, the Sellers shall transfer such Nonassignable Agreement to the Purchaser by execution and delivery of an instrument of conveyance reasonably satisfactory to the Purchaser and the Sellers within three (3) business days following receipt of such approval or consent. Notwithstanding the foregoing, the Sellers shall not be indemnified to the extent of any Losses which result from the Seller's gross negligence or willful misconduct.

                  SECTION 1.4 Assumed Liabilities. Purchaser shall assume and thereafter pay, perform or otherwise discharge, as and when the same shall become due and payable, and shall hold Telecom, IBS and their affiliates harmless from, any liabilities, obligations or expenses (of any nature or kind, and whether based in common law or statute or arising under written contract or otherwise, known or unknown, filed or contingent, accrued or unaccrued, liquidated or unliquidated, real or potential, now existing or arising prior to, at or after Closing) relating to, arising out of, or in connection with the Services Business or any of the Purchased Assets (collectively, the "Assumed Liabilities"). Notwithstanding anything to the contrary contained in this Section 1.4, the Assumed Liabilities shall not include (x) any obligations of Telecom or IBS under this Agreement or any of the Ancillary Agreements, (y) any obligations or liabilities with respect to Taxes to the extent Sellers are liable therefor pursuant to Article V or (z) any liabilities or obligations to the extent related to the Excluded Assets (collectively, the "Excluded Liabilities").

                  SECTION 1.5 Purchase Price. The aggregate purchase price
(the "Purchase Price") for the Shares and the Purchased Assets shall be (i)
US$ 271.2 million less (ii) Closing Indebtedness plus or minus (iii) the Closing Net Cash (the "Cash Purchase Price"), as well as the assumption by the Purchaser of the Assumed Liabilities. The term "Closing Net Cash" shall mean the aggregate amount of any cash and cash equivalents (including the amount of uncashed checks payable to ICTC) on hand or in bank accounts or lock boxes of ICTC less the amount of any checks written against such accounts, which have not cleared such accounts, in each case as of 5:01 p.m. central time on the date immediately preceding the Closing Date. The term "Closing Indebtedness" shall mean (i) all principal and interest due and owing as of 5:01 p.m. central time on the date immediately preceding the Closing Date under those certain First Mortgage Series K and Series L
Bonds issued pursuant to the First Mortgage by and between ICTC and Harris Trust and Savings Bank, as trustee, as amended and supplemented from time to time and (ii) other than as listed on Schedule 1.5, any other indebtedness of the Transferred Companies or otherwise included in the Assumed Liabilities with respect to borrowed money, notes payable, capital lease obligations, letters of credit or similar facilities, long-term vendor financing for goods and services, attributable indebtedness with respect to sale leaseback transactions and indebtedness secured by an Encumbrance on any Purchased Asset or any asset of the Transferred
Companies, in any such case of the Closing Date. As promptly as practicable on the date immediately preceding the Closing Date, Seller shall deliver to Purchaser a certificate setting forth the amount of (x) the Closing Net
Cash (together with supporting documentation) and (y) the Closing Indebtedness.

                  SECTION 1.6  Closing.

                       (a) The sale and purchase of the Shares and the Purchased Assets and the consummation of the other transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois) at 10:00 a.m. Chicago time on the second business day following the satisfaction or waiver of the conditions to the obligations of the parties set forth in Sections 6.1(b), 6.1(c) and 6.2(e) hereof or at such other place, time or date as Sellers and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                       (b) At the Closing, the applicable Seller shall deliver or cause to be delivered to Purchaser:

                           (i) certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank;

                           (ii) a bill of sale, substantially in the form of Exhibit A attached hereto (the "Bill of Sale"), and such other instruments as may be reasonably requested by Purchaser to transfer or assign the Purchased Assets to Purchaser or otherwise consummate the transactions contemplated by this Agreement; and

                           (iii) the Transition Services Agreement, substantially in the form of Exhibit B attached hereto (the "Transition Services Agreement");

                           (iv) Operating Agreements relating to other commercial arrangements between Purchaser and Sellers or their affiliates substantially in the form of Exhibits C-1 through C-7 attached hereto (the "Operating Agreements"); and

                           (v) an opinion of Sellers' counsel (or Sellers' in-house counsel), dated as of the Closing Date, in such counsel's customary form, and subject to the qualifications, assumptions and limitations contained therein, as to such matters as Purchaser may reasonably request.

                       (c) At the Closing, Purchaser shall deliver or cause to be delivered to Sellers:

                           (i) the Cash Purchase Price by wire transfer in immediately available funds to an account or accounts designated by Sellers;

                           (ii) an assumption agreement, substantially in the form of Exhibit D attached hereto (the Assumption Agreement"); and

                           (iii) the Transition Services Agreement;

                           (iv) the Operating Agreements; and

                           (v) an opinion of Purchaser's counsel, dated as of the Closing Date, in such counsel's customary form, and subject to the qualifications, assumptions and limitations contained therein, as to such matters as Purchaser may reasonably request.

                  SECTION 1.7 Allocation of Purchase Price. Sellers and Purchaser shall allocate the Purchase Price among the Shares of each of the Transferred Companies and the Purchased Assets in the manner required by
Section 1060 of the Code. In making such allocation, the fair market values will be agreed to in good faith by Purchaser and Sellers within 60 days after the Closing Date. If the parties are unable to resolve any material differences with regard to the allocation of the Purchase Price among the Shares of the Transferred Companies and the Purchased Assets, then any disputed matters will be finally and conclusively determined by an independent certified accounting firm or independent certified appraisal firm (the "Allocation Arbiter"), which Allocation Arbiter shall be mutually agreed by Purchaser and Sellers, provided, however, that such agreement shall not be unreasonably withheld or delayed. Promptly, but not later than 15 days after its acceptance of appointment hereunder, the Allocation Arbiter will determine (based solely upon representations of Purchaser and Sellers and not by independent review) only those matters in dispute, and will render and written report as to the disputed matters and the resulting allocation of the Purchase Price, which report shall be conclusive and binding upon the parties. Such Allocation Arbiter's fees and expenses shall be born equally by the parties. Purchaser will prepare and provide Sellers with copies of Internal Revenue Service Form 8594 (including any amended Form 8594) and any required exhibits thereto, consistent with the allocations determined pursuant to this Section 1.7. Such forms shall be subject to Sellers' review and consent, which shall not be unreasonably withheld. Sellers and Purchaser shall be bound by such allocation, and shall file, or cause to be filed, all applicable federal, state, local and foreign Tax Returns (as defined below) in a manner consistent with such allocation. If the allocation determine pursuant to this Section 1.7 is disputed by any Taxing Authority (as defined below), the party receiving notice of such dispute shall promptly notify the other party hereto concerning the existence of such dispute and the parties shall consult with each other with respect to all issues related to the allocation in connection with such dispute.

                                 ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Except as disclosed in the written statement delivered by Sellers to Purchaser at or prior to the execution of this Agreement (the "Disclosure Schedule"), Sellers jointly and severally represent and warrant to Purchaser as follows:

                  SECTION 2.1 Organization. Each Seller and each Transferred Company is duly organized, validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so existing and in good standing or to have such power and authority would not have a Business Material Adverse Effect (as defined below). Each Seller, with respect to the Purchased Assets, and each Transferred Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified, licensed and in good standing would not have a Business Material Adverse Effect. Sellers have heretofore made available to Purchaser a complete and correct copy of the articles of incorporation and by-laws of each Transferred Company, as currently in effect. As used in this Agreement, "Business Material Adverse Effect" means any material adverse change in, or material adverse effect on, the assets, business, financial condition or results of operations of the Business, taken as a whole; provided, however, that the effects of changes or effects that (i) are generally applicable to the industries and markets in which the Business operates or the United States economy or (ii) relate to changes in GAAP (as defined below) or interpretations thereof or changes in Law (as defined below) or interpretations thereof shall, in each case, be excluded from the determination of Business Material Adverse Effect; and provided, further, that any adverse change in or effect on the Business, taken as a whole, resulting from the execution of this Agreement and the announcement of this Agreement and the transactions contemplated by this Agreement or the compliance by the parties with the terms of this Agreement shall also be excluded from the determination of Business Material Adverse Effect.

                  SECTION 2.2 Capitalization. The authorized and outstanding capital stock of each Transferred Company is set forth on
Section 2.2 of the Disclosure Schedule. As of the Closing, all of the Shares will be owned by Sellers, free and clear of all liens, charges, mortgages, security interest or other encumbrance (other than encumbrances arising out of this Agreement or restrictions imposed by federal or state securities, communications, regulatory, or other Law) (collectively, "Encumbrances"). There are no existing (a) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating a Transferred Company to issue, transfer or sell any equity interests in such Transferred Company or securities convertible into or exchangeable for such equity interests; (b) contractual obligations of Sellers or a Transferred Company to repurchase, redeem or otherwise acquire any equity interests in such Transferred Company; or (c) voting trusts or similar agreements to which Sellers or a Transferred Company is a party with respect to the voting of equity interests in such Transferred Company. None of the Transferred Companies holds any equity interest in any other entity. The consummation of the transactions contemplated hereby will convey to Purchaser good title to the Shares free and clear of all Encumbrances, other than those created by Purchaser.

                  SECTION 2.3 Authorization; Validity of Agreement. Each Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and no other corporate proceedings on the part of such Seller are necessary to authorize the execution and delivery by such Seller of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon execution thereof, each Ancillary Agreement executed by it will be, duly executed and delivered by the applicable Seller and (assuming due and valid authorization, execution and delivery hereof and thereof by Purchaser) is a valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 2.4 Consents and Approvals; No Violations. Except for filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), neither the execution, delivery or performance of this Agreement and the Ancillary Agreements by Sellers nor the consummation by Sellers of the transactions contemplated hereby or thereby will (a) violate any provision of the articles of incorporation or by-laws of any Seller or any Transferred Company; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration), or result in the creation of any Encumbrance upon any of the Shares, the Purchased Assets or any of the Transferred Companies' assets or properties, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Seller or any Transferred Company is a party or by which any of them or any of their properties or assets may be bound; (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation (collectively, "Law") applicable to any Seller or any Transferred Company or any of their properties or assets or (d) require on the part of any Seller or affiliate of a Seller or any Transferred Company any filing or registration with, notification to, or authorization, consent or approval of, any federal, state or local court, legislative, executive or regulatory authority or agency, including, without limitation, the Federal Communications Commission ("FCC") and the Illinois Commerce Commission ("ICC" and each of the foregoing, a "Governmental Entity"); except in the case of clauses (b), (c) or (d) for such violations, breaches or defaults that, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain, (x) would not have a Business Material Adverse Effect and would not materially adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement or (y) would become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged (if different than the current business or activities of the Business) or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

                  SECTION 2.5 Financial Statements.

                       (a) Sellers have delivered or made available to Purchaser (i) the audited balance sheets (including the related notes and independent auditors' report thereon) of ICTC as of December 31, 1999, December 31, 2000 and as of December 31, 2001, and the related audited statements of income, retained earnings and cash flows of ICTC for the years ended December 31, 1999, December 31, 2000 and December 31, 2001 and
(ii) the unaudited balance sheet of ICTC as of March 31, 2002 and the related unaudited statements of income, retained earnings and cash flows for ICTC for the 3 months ended March 31, 2002 (collectively including (i) and (ii), the "ICTC Financial Statements"). The balance sheets and the other related statements (including the related notes) included in the ICTC Financial Statements present fairly, in all material respects, the financial position, results of operations and cash flows of ICTC for the respective periods or as of the respective dates set forth therein and were prepared in accordance with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis during the periods involved, except that the March 31, 2002 financial statements do not contain footnotes and are subject to ICTC year-end adjustments and except as otherwise noted therein.

                       (b) Sellers have delivered or made available to Purchaser (i) the unaudited balance sheets of each of the Transferred Companies (other than ICTC) and each of the Services Business, separately, as of December 31, 2001, (ii) the unaudited statements of income of each of the Transferred Companies (other than ICTC) and each of the Services Businesses, separately, for the years ended December 31, 1999, December 31, 2000 and December 31, 2001 and (iii) the unaudited balance sheets of each of the Transferred Companies (other than ICTC) and each of the Services Businesses, separately, as of March 31, 2002 and the related unaudited statements of income for each of the Transferred Companies (other than ICTC) and each of the Services Businesses, separately, for the 3 months ended March 31, 2002 and (collectively including (i), (ii) and (iii), the "Non-Regulated Financial Statements" and together with the ICTC Financial Statements, the "Financial Statements"). The balance sheets included in the Non-Regulated Financial Statements are derived from McLeodUSA's asset and liability reporting system, including collections and disbursements, in accordance with McLeodUSA's accounting policies and principles, applied on a consistent basis during the periods involved, except as otherwise noted therein. The income statements included in the Non-Regulated Financial Statements are derived from McLeodUSA's revenue and expense financial reporting system in accordance with McLeodUSA's accounting policies and principles, applied on a consistent basis during the periods involved, except as otherwise noted therein.

                  SECTION 2.6 No Undisclosed Liabilities. Except for liabilities and obligations (a) incurred in the ordinary course of business consistent with past practices after December 31, 2001; (b) disclosed, reflected or reserved for in the Financial Statements; or (c) incurred in connection with the transactions contemplated hereby, none of the Transferred Companies has incurred, since December 31, 2001, and the Assumed Liabilities do not include, any liabilities or obligations that would be required to be disclosed, reflected or reserved against in a balance sheet of the Business prepared in accordance with GAAP.

                  SECTION 2.7 Absence of Certain Changes. Except as (a) disclosed in the Financial Statements or (b) contemplated by this Agreement, since December 31, 2001, no event has occurred or any circumstance arisen, which, taken together with any other such events or circumstances has had, or would reasonably be expected to have, a Business Material Adverse Effect.

                  SECTION 2.8 Employee Benefit Plans; ERISA.

                       (a) Section 2.8(a) of the Disclosure Schedule sets forth a list of all employee benefit plans, programs, policies and arrangements (including, but not limited to, plans described in Section 3(3) of ERISA), established, contributed to or maintained or required to be contributed to by any Seller or any of the Transferred Companies or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with the Transferred Companies would be deemed a "single employer" within the meaning of Section 4001(b)(15) of ERISA ("Benefit Plans"), in any case, for the benefit of directors, employees or former employees of the Services Business or the Transferred Companies or any of their dependents, and all employment, severance, termination or similar agreements with employees of the Services Business or the Transferred Companies ("Employee Agreements"). True and complete copies of all Benefit Plans and Employee Agreements, including all amendments to date, have been made available to Purchaser by Sellers.

                       (b) Except as would not result in a Business
Material Adverse Effect, with respect to each Benefit Plan: (i) if intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), such plan has received a current determination letter from the Internal Revenue Service stating that it so qualifies and that its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in all material respects in accordance with its terms and applicable Law; and (iii) no Benefit Plan is a "Multiemployer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code.

                       (c) With respect to each Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical benefits with respect to current or former employees of the Services Business or the Transferred Companies beyond their termination of employment (other than to the extent required by applicable Law).

                       (d) There are no pending, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits), in each case by an employee of the Services Business or a Transferred Company.

                       (e) The transactions contemplated by this Agreement will not result in any additional material payments to or material benefit accruals for, or any material increase in the vested interest of, any current or former employee or director of the Transferred Companies, or any employee of Telecom or IBS who works primarily in the Services Business as of the Closing, or their dependents, under any Benefit Plan. The transactions contemplated by this Agreement will not result in any payments to any current or former employee or director of the Transferred
Companies, or any employee of Telecom or IBS who works primarily in the Services Business as of the Closing, which will be subject to Section 280G of the Code.

         The representations and warranties set forth in this Section 2.8 shall constitute Sellers' only representations with respect to ERISA.

                  SECTION 2.9 Environmental Laws and Regulations. To Sellers' knowledge, (a) each of the Transferred Companies is and since June 14, 1997 has been, and with respect to the Services Business, Telecom and IBS are and since June 14, 1997 have been, in compliance with all applicable federal, state, local and foreign laws and regulations and other legally binding standards or requirements relating to hazardous or toxic substances, or petroleum, or pollution or protection of human health, natural resources or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for (i) non-compliance matters that have been fully resolved with the applicable Governmental Entity and (ii) any failure to comply that would not have a Business Material Adverse Effect and (b) as of the date hereof, none of the Transferred Companies is, and, with respect to the Services Business, neither Telecom nor IBS is, the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law that would have a Business Material Adverse Effect, and none of the Transferred Companies, Telecom or IBS has received any written notice of the foregoing.

         The representations and warranties set forth in this Section 2.9 shall constitute Sellers' only representations with respect to environmental matters.

                  SECTION 2.10 Labor Matters.

                       (a) Section 2.10 of the Disclosure Schedule sets forth as of the date hereof all collective bargaining or other labor union contracts to which any Transferred Company is a party or to which Telecom or IBS is a party with respect to employees of the Services Business. As of the date hereof, there is no pending or, to the knowledge of Sellers, threatened, labor dispute, strike, work stoppage or concerted action against any of the Transferred Companies or, with respect to the Services Business, against Telecom or IBS, except where such dispute, strike, work stoppage or concerted action would not have a Business Material Adverse Effect.

                       (b) Except as would not have a Business Material Adverse Effect, (i) the Sellers and the Transferred Companies have not engaged in any unfair labor practice with respect to the Business, and (ii) to the Sellers' knowledge, as of the date hereof, there is no pending or threatened National Labor Relations Board proceeding against any of the Transferred Companies or Telecom or IBS with respect to the Services Business.

                  SECTION 2.11 Litigation. As of the date hereof, there is no action, suit, proceeding or, to the knowledge of Sellers, investigation pending or, to the knowledge of Sellers, action, suit, proceeding or investigation threatened, having to do with the Services Business or to which a Transferred Company is a specific party or would otherwise be an Assumed Liability, by or before any Governmental Entity or arbitrator that would reasonably be expected to have a Business Material Adverse Effect, in each case, other than actions, suits, proceedings, audits or investigations affecting the industries or markets of the Business generally.

                  SECTION 2.12 No Default; Compliance with Applicable Laws; Permits.

                       (a) None of the Transferred Companies is, and, with respect to the Services Business, neither Telecom nor IBS is, in default or violation of any term, condition or provision of any applicable Law or Permit (as defined below), except for defaults or violations that would not have a Business Material Adverse Effect or that become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged (if different than the current business or activities of the Business) or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

                       (b) Except as would not have a Business Material Adverse Effect, each of the Transferred Companies currently holds, and, with respect to the Services Business, each of Telecom and IBS currently holds, all permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Entities (collectively, "Permits") necessary for the current use, occupancy and operation of its assets and the conduct of its business, and all such Permits are in full force and effect. Except as would not have a Business Material Adverse Effect, none of the Transferred Companies has received, and, with respect to the Services Business, neither Telecom nor IBS has received, any written notice from any Governmental Entity revoking, modifying or refusing to renew or threatening to revoke, modify or refuse to renew any Permit or providing notice of violations under any Permit.

                  SECTION 2.13  Taxes.

                       (a) The Seller Group and each of the Transferred Companies have (i) timely filed, will timely file or there has or will have been timely filed on their behalf, all federal and other material Tax Returns required to be filed by them through the Closing Date (taking into account applicable extensions) and all such Tax Returns were (or will be) true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all material Taxes (whether or not shown to be due on such Tax Returns through the date hereof) other than such Taxes as are being contested in good faith.

                       (b) There are no material ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Transferred Companies.

                       (c) There are no material outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes against any of the Transferred Companies.

                       (d) None of the Transferred Companies is a party to any agreement providing for the allocation or sharing of Taxes that will survive the Closing (other than this Agreement).

                       (e) There are no material liens existing, pending or proposed for Taxes upon the assets of any of the Transferred Companies or upon the Purchased Assets, except for liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith.

                       (f) There are not now any extensions of time in effect with respect to the dates on which any Tax Returns of any of the Transferred Companies were or are due to be filed.

                       (g) All deficiencies asserted as a result of any examination of any Tax Returns of any of the Transferred Companies have been paid in full, accrued on the books of the Seller Group or the Transferred Companies, as applicable, or finally settled.

                       (h) None of the Transferred Companies has received notice of a claim from an authority in a jurisdiction in which any of the Transferred Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                       (i) The Transferred Companies have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                       (j) The Transferred Companies have not been a member of an affiliated group filing a consolidated U.S. federal income tax return (other than the Seller Group) for any open tax year.

                       (k) "Taxes" shall mean any and all taxes, fees, levies or other assessments, including, without limitation, federal, state, local, or foreign income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise or similar taxes, imposed by any Taxing Authority together with any interest, penalties or additions to tax and additional amounts imposed with respect thereto. "Taxing Authority" shall mean any governmental entity responsible for the imposition or collection of any Taxes. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes.

                       (l) "Seller Group" shall mean the affiliated group, within the meaning of Section 1504 of the Code (and any similar group defined under a similar provision of state, local or foreign law), the common parent of which is McLeodUSA.

         The representations and warranties set forth in this Section 2.13 shall constitute Sellers' only representations with respect to Taxes.

                  SECTION 2.14 Intellectual Property. Except for such claims that would not have a Business Material Adverse Effect, there are no pending or threatened claims of which any Transferred Company or any Seller has been given written notice by any person against Telecom's, IBS's or a Transferred Company's use of any material Intellectual Property Rights that are either owned by a Transferred Company, Telecom or IBS or primarily used in the Business. To the knowledge of Sellers, Telecom, IBS or a Transferred Company owns or possesses adequate rights to use all Intellectual Property Rights necessary for the operation of the Business, except where the failure to have such rights would not have a Business Material Adverse Effect. None of the Transferred Companies, Telecom or IBS, has received actual notice alleging or otherwise has actual knowledge that it has misappropriated, infringed upon, or violated any Intellectual Property Rights of any third party in connection with the Business and, to the knowledge of Sellers, no third party has misappropriated, infringed upon, or violated any Intellectual Property Rights of the Transferred Companies, Telecom, or IBS, except in each case for such misappropriations, infringements or violations as would not in the aggregate have a Business Material Adverse Effect.

                  SECTION 2.15  Contracts.

                       (a) Section 2.15 (a) of the Disclosure Schedule sets forth a complete list, as of the date hereof, of the following agreements, understandings, contracts, leases, purchase orders, arrangements, commitments, and licenses whether written or oral (collectively, "Agreements"), to which any Transferred Company is a party or by which any of its assets or operations may be bound or to which Telecom or IBS is a party with respect to the Services Business or by which any of the Purchased Assets may be bound:

                           (i) each lease relating to real property with a term of one year or longer;

                           (ii) each Agreement involving annual payments in excess of $250,000 per year, unless cancelable on 60 days or less notice for a nominal payment;

                           (iii) each Agreement that contains a covenant not to compete or similar covenants for which a Transferred Company or Service Business is the obligor thereunder;

                           (iv) each Agreement concerning a partnership or joint venture;

                           (v) each Agreement containing an earnout or other provision which has as its purpose the sharing of revenue or profits for which the aggregate payment thereunder would exceed $25,000;

                           (vi) each Agreement creating an Encumbrance securing payment of an amount in excess of $50,000 per year in any one case or $250,000 in the aggregate for all such Agreements; and

                           (vii) each other Agreement which is material to the conduct of the Business.

                       (b) The Sellers have made available to the Purchaser true and complete copies of such written Agreements and summaries of such oral Agreements, or standard forms thereof. Except as would not in the aggregate have a Business Material Adverse Effect, (i) all of such Agreements are valid and binding obligations of the Transferred Companies or Services Business and, to Sellers' knowledge, the other party thereto and (ii) neither the Transferred Companies nor Telecom or IBS nor, to the Sellers' knowledge, the other party thereto is in breach of any such Agreement.

                  SECTION 2.16 Title to Assets. Each of the Transferred Companies has good and valid title to or, in the case of leased properties and assets, valid leasehold interests in, all of its material properties and assets (real and personal) (other than Intellectual Property Rights which are covered by Section 2.14), and either Telecom or IBS has good and valid title to or, in the case of leased properties and assets, valid leasehold interests in all of its material properties and assets (real and personal) included in the Purchased Assets (other than Intellectual Property Rights which are covered by Section 2.14), in each case free and clear of all Encumbrances, except for (a) zoning laws and other land use restrictions that do not materially impair the present use or occupancy of the property subject thereto; (b) any Encumbrances for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or due and being contested in good faith; (c) any mechanics', workmen's, repairmen's, warehousemen's, carriers' or other similar Encumbrances relating to amounts not yet due and payable and arising in the ordinary course of business, consistent with past practice or being contested in good faith; (d) any Encumbrances that alone or in the aggregate would not materially impair the value or use of the asset in question; and (e) with respect to any real property, any defects, easements, rights of way, restrictions, covenants, claims or other similar charges, that do not, individually or in the aggregate, have a material adverse effect on the use or possession of such real property ((a) through (e) collectively, the "Permitted Encumbrances").

                  SECTION 2.17 Insurance. As of the date hereof, the Business is covered by valid and currently effective insurance policies issued in favor of McLeodUSA, Sellers and/or the Transferred Companies that, in the judgment of Sellers, are customary for subsidiaries and affiliates of companies of similar size and business as McLeodUSA. None of the Transferred Companies, Telecom, or IBS, has been refused any insurance with respect to any aspect of the operations of the Transferred Companies or the Services Business, nor has coverage been limited by any insurance carrier to which an application for insurance has been made or with which insurance has been carried during the last three years.

                  SECTION 2.18 Sufficiency of Assets. The Purchased Assets together with the assets and properties of the Transferred Companies as of the Closing include all of the assets, properties and other rights, whether tangible or intangible, that are required for the continued conduct by Purchaser of the Business substantially as now being conducted, except for
(i) the goods and services currently provided by Sellers or their affiliates to the Business listed on Section 2.18 of the Disclosure Schedule; and (ii) the Excluded Assets listed on Schedule 1.2(x).

                  SECTION 2.19 Transactions with Affiliates. Section 2.19 of the Disclosure Schedule sets forth each material written Agreement between the Sellers and their respective affiliates (other than the Business, including the Transferred Companies), on the one hand, and the Business, including the Transferred Companies, on the other hand.

                  SECTION 2.20 Auxiliary Business Section 2.20 of the Disclosure Schedule contains an accurate statement from the Sellers' billing system of (i) the amount of revenue, the number of long distance minutes of use and the number of access lines (except for MAX billing which may be by customer count) for the long distance business included in the Auxiliary Business, (ii) the amount of revenue and number of ending dial-up and DSL customers for the internet service provider business included in the Auxiliary Business and (iii) the amount of revenue and number of customers for the private line business included in the Auxiliary Business, in each case, for each month in the five month period ended May 31, 2002.

                  SECTION 2.21 Real Property. Each item of real property owned by a Transferred Company ("Business Real Property"), and all present uses and operations thereof, complies with all applicable zoning, land-use and building Laws and Permits and all deed or other title covenants and restrictions applicable thereto, except where the failure to comply would not, in the aggregate, have a Business Material Adverse Effect. Except for proceedings that would not have a Business Material Adverse Effect, there is not pending or, to Seller's knowledge, threatened any condemnation, expropriation, requisition (temporary or permanent) or similar proceeding with respect to any Business Real Property or any part thereof. All buildings and structures constituting a portion of the Business Real Property lie wholly within the boundaries of the real property owned by the Transferred Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person or entity, except for encroachments or conflicts that would not, in the aggregate, have a Business Material Adverse Effect.

                  SECTION 2.22 McLeod Plan of Reorganization; Solvency. The Plan of Reorganization of McLeodUSA Incorporated, as amended, modified and/or supplemented (collectively, the "Plan"), has been confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") exercising jurisdiction in the McLeodUSA Incorporated chapter 11 bankruptcy case. The Bankruptcy Court order confirming the Plan has not been amended, stayed, reversed or vacated since the entry thereof. The Plan has been "substantially consummated" (as such term is used in the United States Bankruptcy Code). Upon the consummation of the transactions contemplated hereby, (i) no Seller will be insolvent as defined in Section 101 of Title 11 of the United States Code; (ii) no Seller will be left with unreasonably small capital; (iii) no Seller will have incurred debts beyond its ability to pay such debts as they mature and (iv) the capital of each Seller will not be impaired.

                  SECTION 2.23 Brokers or Finders. Sellers represent, as to themselves and the Transferred Companies, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., whose fees and expenses will be paid by Sellers in accordance with the agreement with such firm.

                  SECTION 2.24 No Other Representations or Warranties. EXCEPT AS SPECIFICALLY AND EXPRESSLY SET FORTH IN THIS ARTICLE II, (A) SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, RELATING TO THE PURCHASED ASSETS, THE TRANSFERRED COMPANIES,
THE ASSUMED LIABILITIES, THE SERVICES BUSINESS OR THE BUSINESS, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR FOR ORDINARY PURPOSES, OR ANY OTHER MATTER, (B) SELLERS MAKE NO, AND HEREBY DISCLAIM ANY, OTHER REPRESENTATION OR WARRANTY REGARDING THE PURCHASED ASSETS, THE TRANSFERRED COMPANIES, THE ASSUMED LIABILITIES, THE SERVICES BUSINESS OR THE BUSINESS AND (C) THE PURCHASED ASSETS, THE TRANSFERRED COMPANIES, THE ASSUMED LIABILITIES, THE SERVICES BUSINESS AND THE BUSINESS BEING TRANSFERRED TO PURCHASER ARE CONVEYED ON AN "AS IS, WHERE IS" BASIS AS OF THE CLOSING, AND PURCHASER SHALL RELY UPON ITS OWN EXAMINATION THEREOF.


                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Sellers as follows:

                  SECTION 3.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to hinder, impair or delay Purchaser's ability to consummate the transactions contemplated by this Agreement. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to hinder, impair or delay Purchaser's ability to consummate the transactions contemplated by this Agreement.

                  SECTION 3.2 Authorization; Validity of Agreement. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by its Board of Directors and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby. This Agreement has been, and upon execution thereof, each Ancillary Agreement will be, duly executed and delivered by Purchaser and (assuming due and valid authorization, execution and delivery hereof and thereof by the applicable Seller) is a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 3.3 Consents and Approvals; No Violations. Except for filings pursuant to the HSR Act and as described in this Agreement or as set forth on Section 3.3 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement or the Ancillary Agreements by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (a) violate any provision of the articles of incorporation or by-laws of Purchaser; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; (c) violate any Law applicable to Purchaser, any of its subsidiaries or any of their properties or assets or
(d) require on the part of Purchaser any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity; except in the case of clauses (b), (c) or (d) for such violations, breaches or defaults that, or filings, registrations, notifications, authorizations, consents or approvals, the failure of which to obtain would not reasonably be expected to hinder, impair or delay Purchaser's ability to consummate the transactions contemplated by this Agreement.

                  SECTION 3.4 Sufficient Funds; Solvency. Purchaser has obtained binding commitments for financing sufficient to permit Purchaser to consummate the transactions contemplated by this Agreement. A true and correct copy of the commitment letter from Co Bank, ACB (such commitment letter or replacement commitment letter as provided in Section 4.5(a), the "Financing Commitment") with respect to such financing has been provided to Sellers. As of the Closing, subject to the availability of funds in the amount and on the terms provided by such Financing Commitment, Purchaser will have sufficient funds available to enable it to consummate the transactions contemplated by this Agreement. Concurrently with the execution of this Purchase Agreement, Providence Equity Partners and Spectrum Equity Investors and an affiliate of Richard Lumpkin have entered into a limited liability company agreement with respect to Homebase Acquisition LLC (the "LLC"), the parent company of the Purchaser, and committed therein to contribute in the aggregate an amount equal to $93 million to the LLC, subject to satisfaction of the closing conditions listed in Sections 6.1 and 6.2. A true and correct copy of such agreement has been provided to Sellers. Upon the consummation of the transactions contemplated hereby, (i) Purchaser will not be insolvent as defined in
Section 101 of Title 11 of the United States Code, (ii) Purchaser will not be left with unreasonably small capital, (iii) Purchaser will not have incurred debts beyond its ability to pay such debts as they mature and (iv) the capital of Purchaser will not be impaired. To the Purchaser's knowledge, the Purchase Price is a reasonably equivalent value in exchange for the Shares and the Purchased Assets.

                  SECTION 3.5 Qualifications. Purchaser and its affiliates comply and have complied with all applicable Laws, except for such Laws with respect to which the failure to comply would not reasonably be expected to hinder, impair or delay Purchaser's ability to consummate the transactions contemplated by this Agreement. Purchaser is eligible under all applicable Laws to hold and have assigned to it all Services Permits being transferred pursuant to Section 1.1(b)(vii) and to obtain control (through its purchase of the Shares) over all of the Permits held by the Transferred Companies, and no waivers or disposition of any Services Permits, Permits held by the Transferred Companies, or Permits held by Purchaser or any of its affiliates shall be required for the consummation of the transactions contemplated hereby or the grant of all necessary regulatory consents hereunder. Each holder of an equity interest in Purchaser is qualified to hold the interest held by it in Purchaser after consummation of the transactions contemplated hereby. Without limiting the foregoing, Purchaser has no knowledge of any basis pertaining to it or holders of equity interests in it, including any direct or indirect ownership of Purchaser, for the FCC or the ICC to delay or deny granting their consents to the transactions contemplated hereby.

                  SECTION 3.6 Litigation. There is no action, suit, proceeding or, to the knowledge of Purchaser, investigation pending or, to the knowledge of Purchaser, action, suit, proceeding or investigation threatened, by or before any Governmental Entity (a) in connection with or relating to the transactions contemplated by this Agreement or (b) that would reasonably be expected to hinder, impair or delay Purchaser's ability to consummate the transactions contemplated by this Agreement.

                  SECTION 3.7 Investment Purpose. Purchaser is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

                  SECTION 3.8 Brokers or Finders. Purchaser represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement for which any Seller may become liable.

                  SECTION 3.9 Investigation by Purchaser. In entering into this Agreement, Purchaser:

                       (a) acknowledges that, except as otherwise expressly provided herein, none of Sellers or any of their directors, officers, employees, affiliates, agents, advisors or representatives makes or shall be deemed to have made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including, without limitation, any estimates, projections, forecasts or other forward-looking information) provided or made available to Purchaser or its agents or representatives (including, without limitation, in any management presentations, information, offering or descriptive memorandum, supplemental information or other materials or information with respect to any of the above);

                       (b) agrees, to the fullest extent permitted by Law, that none of Sellers or any of their directors, officers, employees, shareholders, affiliates, agents, advisors or representatives shall have any liability or responsibility whatsoever to Purchaser on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Purchaser, except that the foregoing limitations shall not apply to the extent Sellers make the specific representations and warranties and covenants set forth in this Agreement and other agreements executed in connection therewith, but always subject to the limitations and restrictions contained herein; and

                       (c) acknowledges that it has had the opportunity to visit Sellers and the Transferred Companies and meet with their respective officers and other representatives to discuss the Services Business, the Business and the assets, liabilities, financial condition, cash flow and operations of the Transferred Companies; and that all materials and information provided to Purchaser to date have been provided to Purchaser's reasonable satisfaction.


                                 ARTICLE IV

                                 COVENANTS

                  SECTION 4.1 Interim Operations. Sellers covenant and agree that, except (i) as contemplated by this Agreement; (ii) as required by Law; (iii) as disclosed in the Disclosure Schedule; or (iv) with the prior written consent of Purchaser, such consent not to be unreasonably withheld, after the date hereof and prior to the Closing Date:

                       (a) Sellers shall use commercially reasonable efforts consistent with Sellers' past practices and, as applicable, in all material respects in accordance with the 2002 budget for the Business previously provided to Purchaser (the "2002 Budget") to preserve the Business and the Auxiliary Business, including its customer and supplier relationships, and the Purchased Assets intact in all material respects and generally conduct the Business and the Auxiliary Business in the ordinary course of business consistent with past practice and, as applicable, in all material respects in accordance with the 2002 Budget;

                       (b) Sellers shall continue the marketing efforts and customer retention practices of the Business and the Auxiliary Business consistent with past practices and, as applicable, in all material respects in accordance with the 2002 Budget, shall continue to maintain the network assets and systems of ICTC and the Purchased Assets consistent with past practices and, as applicable, in all material respects in accordance with the 2002 Budget, and shall continue to implement its capital expenditure budget in all material respects in accordance with the 2002 Budget;

                       (c) no Transferred Company shall amend its articles of incorporation or by-laws or similar organizational documents;

                       (d) no Transferred Company shall (i) split, combine or reclassify shares of its capital stock; (ii) issue or sell any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, the shares of its capital stock; or (iii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

                       (e) no Transferred Company shall, and, with respect to the Services Business, neither Telecom nor IBS shall, (i) adopt any new employee benefit plan, program, policy or arrangement (including any stock option, stock benefit or stock purchase plan) or amend any Benefit Plan in any material respect or (ii) increase any compensation or enter into or amend in a material way any employment, severance, termination or similar agreement with any of its present officers or directors, except for normal increases in the ordinary course of the conduct of the Business and the payment of cash bonuses to employees pursuant to and consistent with existing plans, programs, policies or arrangements;

                       (f) no Transferred Company shall, and, with respect to the Services Business, neither Telecom nor IBS shall, acquire, sell, lease or dispose of any assets that, in the aggregate, are material to the Business;

                       (g) no Transferred Company shall, and, with respect to the Services Business, neither Telecom or IBS shall, change in any material respect any of the accounting principles, methods or practices used by it (except as required by GAAP or applicable Law);

                       (h) no Transferred Company shall, and, with respect to the Services Business, neither Telecom or IBS shall, modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Agreement other than in the ordinary course of business consistent with past practices;

                       (i) no Transferred Company shall, and, with respect to the Services Business, neither Telecom or IBS shall, enter into any material non-compete Agreements under which it is an obligor, or modify or waive rights under any existing material confidentiality or noncompete Agreement under which it is the beneficiary except in the ordinary course consistent with past practices;

                       (j) Sellers agree to keep Purchaser apprised of any material amendment, extension, renewal or modification of, or material default under, any Agreement identified on Section 2.15(a) of the Disclosure Schedule. With respect to any such amendments, extensions, renewals or modifications, Sellers shall promptly provide Purchaser, to the extent reasonably possible, information concerning the revised terms;

                       (k) no Transferred Company shall, and, with respect to the Services Business, neither Telecom or IBS shall, cancel any debt or waive any claims or right thereto except in the ordinary course consistent with past practices;

                       (l) no Transferred Company shall, and with respect to the Services Business neither Telecom or IBS shall, incur any additional indebtedness which may constitute Closing Indebtedness, whether or not in the ordinary course of business;

                       (m) no Transferred Company shall, and, with respect to the Services Business, neither Telecom nor IBS shall, authorize or enter into an agreement to do any of the foregoing;

                       (n) Sellers shall maintain in full force and effect its current insurance policies for the Business (or comparable insurance policies) until the Closing; and

                       (o) Sellers and the Transferred Companies use commercially reasonable efforts to (i) manage each item included in the calculation of Net Working Capital for the Business in the ordinary course of business consistent with past practice and the 2002 Budget and (ii) not take any action to accelerate the monetization of non-cash assets or defer the payment of expenses relating to current liabilities.

                  Notwithstanding the provisions of this Section 4.1, nothing in this Agreement shall prevent (i) any of Telecom, IBS or any of the Transferred Companies from (A) paying or making dividends or other distributions consisting of cash or cash equivalents, (B) making or accepting inter-company or intra-company advances to, from or with one another or with Sellers or any of their affiliates in the ordinary course of business or (C) engaging in any transaction incident to the normal cash management procedures of Sellers and their affiliates or (ii) Telecom or IBS from engaging in any activity with respect to any of its businesses other than the Services Business.

                  SECTION 4.2 Access to Information.

                       (a) Telecom and IBS with respect to the Services Business shall, and Sellers shall cause the Transferred Companies to, afford Purchaser's officers, employees, accountants and counsel access during normal business hours throughout the period prior to the Closing Date or the date of termination of this Agreement, to their properties, contracts, commitments, books and records and to use their reasonable efforts to cause their respective representatives to furnish promptly to Purchaser such additional financial and operating data and other information as to their businesses and properties as Purchaser or its duly authorized representatives may from time to time reasonably request; provided, however, that nothing herein shall require Sellers or any of the Transferred Companies to disclose any information to Purchaser if such disclosure (i) would contravene any Law, fiduciary duty or agreement entered into prior to the date of this Agreement or the provisions of any confidentiality agreement to which Sellers or any of the Transferred Companies is or becomes a party, or (ii) jeopardize any attorney-client or other legal privilege. All requests for such access shall be made to such representatives of Sellers as Sellers shall designate in writing to Purchaser. It is further understood and agreed that neither Purchaser nor its representatives shall contact any of the employees, customers or suppliers of the Business in connection with the transactions contemplated hereby without the specific prior written authorization of Sellers.

                       (b) Purchaser will hold any such information in accordance with the provisions of the Confidentiality Agreement between McLeodUSA Incorporated, Homebase Acquisition Corp. and Richard Lumpkin, dated as of April 6, 2002 (the "Confidentiality Agreement").

                       (c) Purchaser agrees that it shall preserve and keep all the Services Business Books and Records (together with the other books and records of the Business as of the Closing Date, the "Books and Records") in Purchaser's possession for a period of at least eight years from the Closing Date. After such eight-year period, before Purchaser shall dispose of any of such Books and Records, at least 90 calendar days' prior written notice to such effect shall be given by Purchaser to Sellers, and Sellers shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such Books and Records as Sellers may select. Purchaser agrees that it will cooperate with and make available to Sellers, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) after the Closing Date which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, any claim, litigation or investigation (including any claim or litigation by Purchaser against Sellers) or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. Sellers shall bear all of the out-of-pocket costs and expenses (excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. Sellers may require certain financial information relating to the Business for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax Returns and other governmental reports, and Purchaser agrees to furnish such information to Sellers at Sellers' request and expense.

                       (d) Sellers shall, as promptly as practicable after the end of each calendar month prior to the Closing (and in any event within 30 days of the end of such month and promptly following signing in the case of April and May), provide to Purchaser with the monthly management accounting package for the Business and each of the Auxiliary Businesses substantially in the form previously provided to Purchaser (which in the case of the Auxiliary Business shall be in the form of Section 2.20 of the Disclosure Schedules), which shall be prepared consistent with past practices. In the case of the Services Businesses, the balance sheet information included in such package shall consist of the information set forth on Section 4.11 of the Disclosure Schedules (except for such package for the final month of any fiscal quarter which shall contain a full balance sheet).

                  SECTION 4.3  Employees.

                       (a) Prior to the Closing Date, Purchaser shall make a Qualifying Offer of Employment (as defined below), to be effective immediately following the Closing, to each employee of Telecom or IBS who works primarily in the Services Business as of the Closing (including those individuals on vacation, disability or leave of absence, paid or unpaid, as of the Closing Date; provided, however, except as otherwise provided in an employment agreement or similar agreement, the employment of each Transferred Employee (as defined below) shall be employment at will and Purchaser shall not have an obligation to continue any such employment for a specified period. An offer of employment shall be deemed a "Qualifying Offer of Employment" if (A) the proposed base salary and level of incentive compensation is no less than the employee's base salary and level of incentive compensation immediately prior to the Closing Date and (B) the proposed principal place of employment is within ten miles of the employee's principal place of employment immediately prior to the Closing Date. Each employee of a Transferred Company as of the Closing Date, and each other employee of Telecom or IBS described above who accepts the offer of employment described in the preceding sentence within 30 days of the Closing Date and that returns to active employment (hereinafter "Transferred Employees") shall be given credit for service with Purchaser (or any affiliate) for purposes of (i) determining eligibility to participate, entitlement to benefits, satisfaction of any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations under each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) of Purchaser (or an affiliate) in which such Transferred Employee participates following the Closing Date (such plans hereinafter, "Purchaser Welfare Plans"), (ii) determination of severance benefits under any applicable severance plan of Purchaser (or an affiliate), and (iii) determination of vacation benefits under Purchaser's vacation policy; provided, however, that, in each case such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Transferred Employees shall also be given credit for amounts paid under a Benefit Plan or otherwise during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of a comparable Purchaser Welfare Plan.

                       (b) Purchaser shall maintain for a period of at least one year after the Closing Date, without interruption, such employee compensation, welfare and benefit plans, programs, policies and fringe benefits as will, in the aggregate, provide benefits to the Transferred Employees that are no less favorable than those provided pursuant to such employee compensation, welfare and benefit plans, programs, policies and fringe benefits of the Seller as in effect on the Closing Date.

                       (c) On or as soon as practicable after the Closing Date, Purchaser shall establish or designate a defined contribution plan and trust intended to qualify under Section 401(a) and Section 501(a) of the Code (the "Buyer Savings Plan"). Upon receipt of evidence satisfactory to the Sellers' counsel that the terms of the Buyer Savings Plan and related trust qualify under Section 401(a) and Section 501(a) of the Code (which Buyer shall provide within 120 days following the Closing Date), the Sellers shall take all necessary actions to provide for the full vesting of all accounts of Transferred Employees as of the Closing Date under the McLeodUSA Incorporated 401(k) profit sharing plan (the "McLeod Plan") and direct the trustee of the McLeod Plan to transfer to the trustee of the Buyer Savings Plan such vested account balances (in cash or in kind) under the McLeod Plan in respect of the Transferred Employees. Upon such transfer, the Buyer Savings Plan shall assume all liabilities for such vested account balances under the McLeod Plan in respect of the Transferred Employees and the McLeod Plan shall be relieved of all such liabilities. The parties shall cooperate in the filing of the documents required by the transfer of assets and liabilities described herein.

                       (d) Purchaser agrees to indemnify Sellers and their respective directors, officers, employees, consultants and agents for, and to hold them harmless from and against, any and all Losses (as defined below) arising or resulting, or alleged to arise or result from the notification or other requirements of the Workers Adjustment and Retraining Notification Act of 1988, as amended, and any similar foreign, state or local Laws with respect to actions taken or omitted to be taken by Purchaser.

                  SECTION 4.4 Publicity. Prior to the Closing, neither Purchaser nor Sellers nor any of their respective affiliates shall issue or cause the publication of any press release with respect to the transactions contemplated hereby or this Agreement without the prior agreement of the other party, except as may be required by Law or by any listing agreement with a national securities exchange or market. The initial press releases with respect to the execution of this Agreement shall be reasonably acceptable to Purchaser and Sellers.

                  SECTION 4.5  Approvals and Consents; Cooperation;
Notification.

                       (a) The parties hereto shall use their respective commercially reasonable efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third party authorizations, approvals, consents or waivers required in order to consummate the transactions contemplated by this Agreement. Each party further agrees to use its commercially reasonable efforts to insure that the conditions set forth in Article VI are satisfied insofar as such matters are within the control of such party. Without limiting the nature of the foregoing, Purchaser agrees that it will not terminate or voluntarily permit its Financing Commitments to lapse, except (i) upon Purchaser's obtaining replacement commitments reasonably acceptable to Seller or (ii) in connection with any termination of this Agreement.

                       (b) Sellers and Purchaser shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all governmental authorizations, approvals, consents or waivers, including, without limitation, under the HSR Act, the Communications Act of 1934, as amended, and the Illinois Public Utilities Act, as amended, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the FCC, the ICC and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection therewith. Sellers and Purchaser shall (and shall cause their respective affiliates, employees, agents, attorneys, accountants and representatives
to) consult and fully cooperate with each other and use commercially reasonable efforts to obtain all governmental authorizations, approvals, consents and waivers required in order to cause any of the conditions to each party's obligations to consummate the transactions contemplated by this Agreement to be fully satisfied; provided that in obtaining any such governmental authorizations, approvals, consents and waivers, it shall not be required to pay any consideration (other than customary filing fees and the like), divest or otherwise rearrange the composition of any assets or businesses or agree to any conditions, restrictions, requirements or other obligations which are or are reasonably likely to be materially adverse or materially burdensome to it.

                       (c) Sellers shall give prompt notice to Purchaser of the occurrence of any Business Material Adverse Effect, and Purchaser shall give prompt notice to Sellers of any circumstances that would reasonably be expected to hinder, impair or delay Purchaser's ability to consummate the transactions contemplated by this Agreement. Each of Sellers and Purchaser shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would, cause any condition to the consummation of the transactions contemplated hereby not to be satisfied.

                  SECTION 4.6 Further Assurances. Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, the parties hereto shall (at the cost and expense of the requesting party) take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby.

                  SECTION 4.7 Supplements to the Disclosure Schedule. From time to time prior to the Closing, Sellers will promptly supplement or amend the sections of the Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described therein by sending Purchaser a written notice clearly describing the requested changes. If Purchaser objects to a supplement or amendment within five business days after receipt of such written notice, such supplement or amendment by Sellers shall not have any effect for the purpose of determining satisfaction by Sellers of the conditions set forth in Article VI or indemnification under Articles V or VI. Notwithstanding the foregoing, Sellers shall not be permitted to supplement or amend Schedules 1.2(x) or 1.5 or Sections 2.2, 2.4, 2.8, 2.18 or 4.11 of the Disclosure Schedules pursuant to this Section 4.7.

                  SECTION 4.8 Intercompany Arrangements. Except as otherwise provided in the Transition Services Agreement and the Operating Agreements and except as set forth in Section 4.8 of the Disclosure Schedule, effective upon the Closing, all intercompany accounts and agreements among Sellers and their respective affiliates (other than the Business, including the Transferred Companies), on the one hand, and the Business, including the Transferred Companies, on the other hand, will be voided, cancelled, terminated and discharged. Any holder of a note or other evidence of indebtedness, obligation or account, if any, that is deemed voided, cancelled, terminated and discharged in accordance with this
Section 4.8 shall surrender such note or other evidence, if any, to the obligor thereon.

                  SECTION 4.9 Insurance Coverage. Effective as of the Closing, the Purchased Assets and the Transferred Companies shall cease to be insured by Sellers' insurance policies, and Purchaser and its affiliates shall have no rights or obligations with respect to any such policies. With respect to any casualty insurance policy of Sellers or any of their affiliates outstanding prior to the Closing insuring any material tangible personal property or material real property included in the Purchased Assets or owned by one of the Transferred Companies, under the terms of which policy a Seller or an affiliate of a Seller is required to file claims, the Seller shall cause such affiliate to file promptly and prosecute diligently such claims relating to any casualty event occurring prior to the Closing in accordance with Sellers' past practices. To the extent, if any, that any Seller or any of affiliate of Seller receives payment in respect of any such claim, such Seller shall pay over (or cause such affiliate to pay over) such amounts to the Purchaser at or after the Closing. The Seller shall procure for the benefit of Purchaser and at the Purchaser's expense (i) directors and officer insurance covering directors and officers of the Transferred Companies for pre-closing matters and (ii) professional liability coverage and employment practices liability coverage for pre-closing matters.

                  SECTION 4.10 Sellers' Names. Notwithstanding any other provision of this Agreement to the contrary, no interest in or right to use the name "McLeod" or "McLeodUSA", or any other corporate name of McLeodUSA, Sellers or their affiliates (other than those listed in Section 4.10 of the Disclosure Schedule), or any logo, trademark, service mark, domain name or trade name or any derivation thereof of McLeodUSA, Sellers or their affiliates with respect to, or associated with, the foregoing (collectively, the "Retained Names and Marks") is being transferred to Purchaser pursuant to the transactions contemplated hereby, and, except as expressly provided below, the use of any Retained Names and Marks in connection with the Business shall cease as of the Closing Date. Purchaser, will, and will cause its affiliates to (a) as promptly as practicable following the Closing Date, but in any event within 60 days thereafter, remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other items and materials of the Business and otherwise, and
(b) not put into use after the Closing Date any such items and materials that bear any Retained Name or Mark or any name, mark or logo similar thereto. Notwithstanding the foregoing, for a period of 60 days after the Closing Date, Purchaser may use any purchase orders, invoices, sales orders, labels, letterheads or shipping documents existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto; provided, however, that such items shall be stickered or otherwise marked to clearly indicate that none of McLeodUSA, Sellers or any of their affiliates are party to such documents. As promptly as practicable after the Closing Date, but in any event within 15 days thereafter, Purchaser will change the corporate name of each Transferred Company whose corporate name includes the name "McLeod" or "McLeodUSA" or any name, mark or logo similar thereto, to another corporate name that does not include the name "McLeod" or "McLeodUSA" or any name, mark or logo similar thereto. Notwithstanding the foregoing, Purchaser agrees that Sellers shall have no responsibility for claims by third parties arising out of, or relating to, the use by Purchaser, the Transferred Companies or any affiliate thereof of any Retained Name or Mark after the Closing Date, and Purchaser agrees to indemnify and hold harmless the Seller from any and all Losses that may arise out of the use thereof by Purchaser, the Transferred Companies or any affiliate thereof.

                  SECTION 4.11 Working Capital.

                       (a) Sellers shall cause the Net Working Capital (as defined below) as of the close of business on the date immediately preceding the Closing Date to be not less than $3.2 million. At least five
(5) business days prior to the Closing Date, the Sellers shall prepare and deliver to the Purchaser a statement of its reasonable, good faith estimate of the Net Working Capital (as hereinafter defined) (the "Preliminary Net Working Capital Statement"). The Purchaser and its representatives, including the Purchaser's independent accountants, will be entitled to review all work papers, if any, of the Sellers and their representatives, including the Sellers' independent accountants, prepared in connection with the delivery of the Preliminary Net Working Capital Statement.

                       (b) The parties agree that the sole and exclusive remedy for disputes arising under this Section 4.11 shall be to submit such disputes for resolution to an independent accounting firm to which the parties may mutually agree, or failing such agreement, to a firm or a partner at a firm appointed at the request of any party by the American Arbitration Association (the "Arbiter"). All proceedings conducted by the Arbiter shall take place in Chicago, Illinois. The Arbiter shall act as an arbitrator to determine, based solely on the presentations by the Seller and the Buyer, and not by independent review, whether the Net Working Capital as of the Closing Date was calculated in the manner provided in this Section 4.11, and, if necessary, the correct amount of Net Working Capital based on such presentations. The fees, costs and expenses of the Arbiter shall be borne equally by the Seller and the Buyer. The determination of the Arbiter shall be final and binding upon the parties.

                       (c) "Net Working Capital" shall mean the amount obtained by subtracting the Current Liabilities of the Business from the Current Assets of the Business, in each case on the close of business on the day immediately preceding the Closing Date. "Current Assets" shall mean the sum of (w) inventory, net of allowances, (x) accounts receivable - customers, billed and unbilled, net of allowance for bad debts and other adjustments, (y) deferred charges, and (z) prepaid expenses, in each case determined using the same accounting methods, principles, policies, practices, and procedures with consistent judgments, classifications and valuation and estimation methodologies used for normal month end closing of the books consistent with the calculations set forth on Section 4.11 of the Disclosure Schedule, but excluding (i) any intercompany accounts and (ii) any income tax assets, including deferred income taxes. "Current Liabilities" shall mean the sum of (v) accounts payable - other (excluding any outstanding checks to the extent deducted in determining Closing Net Cash and the account captioned "A/P Miscellaneous" - "current year reserve"), (w) other current liabilities, (x) accrued liabilities, (y) short-term capital lease obligations and (z) advance billings and customer deposits, in each case determined using the same accounting methods, principles, policies, practices, and procedures with consistent judgments, classifications and valuation and estimation methodologies used for normal month end closing of the books consistent with the calculations set forth on Section 4.11 of the Disclosure Schedule, but excluding (i) any intercompany accounts (other than the payables listed on Section 4.8 of the Disclosure Schedules) including accrued income taxes and (ii) any income tax liability, including reserves for income taxes and deferred income taxes. Notwithstanding anything to the contrary contained herein, at Sellers' option, Sellers may elect to include cash or cash equivalents of the Business as a "Current Asset" for purposes of determining the Net Working Capital; provided that the amount of any cash or cash equivalents included in the calculation of Net Working Capital shall not be included in the calculation of Closing Net Cash.

                  SECTION 4.12 Certain Assets. Subject to applicable Laws, Sellers shall use commercially reasonable efforts to transfer and assign or cause to be transferred and assigned to Purchaser at the Closing the rights and interests in the service agreements and customer accounts, including customer lists and historical records between Telecom (or its affiliates (other than ICTC)) and its customers who are billed by ICTC for private line services, Internet Service Provider and long distance services.
Transfer of these agreements and accounts shall not involve the transfer of any physical assets. All fees and out-of-pocket, third party costs associated with any transferred service agreement or account for services rendered prior to the closing (billed or unbilled) will be for the account of Sellers. After the Closing, Purchaser will cause ICTC to collect and remit such fees, net of such costs, to Sellers in accordance with past practice. Purchaser shall indemnify Sellers and their affiliates and hold Sellers and their affiliates harmless from and against any and all Losses, liabilities and obligations with respect to such rights and interests related to the post-Closing period in accordance with Article VII.

                  SECTION 4.13 Vendor Contracts. With respect to the vendor contracts listed on Section 4.13 of the Disclosure Schedule, Sellers agree to cooperate in good faith with Purchaser in Purchaser's efforts to obtain replacement contracts for the benefit of the Business after the Closing.

                  SECTION 4.14 Title Insurance and Estoppel Certificates. Sellers agree to cooperate in good faith with Purchaser's efforts to obtain, at its own costs and expense, (a) a title insurance policy (ALTA Owner's Title Insurance Policy - Form B), and a corresponding lender's title insurance policy, and all reasonably necessary endorsements with respect to the Business Real Property and (b) such landlord and/or tenant estoppel certificates as Purchaser or Purchaser's prospective lenders shall reasonably request.

                                 ARTICLE V

                                TAX MATTERS

                  SECTION 5.1 Preparation and Filing of Tax Returns.

                       (a) Sellers shall prepare and duly file (or cause to be prepared and duly filed) all Tax Returns with respect to the Services Business and the Transferred Companies for all taxable periods ending on or before the Closing Date (each, a "Pre-Closing Tax Period"), including, without limitation, for those jurisdictions that permit or require a short period Tax Return, such period ending on the Closing Date. All Tax Returns with respect to the Services Business and the Transferred Companies (other than Tax Returns filed on a consolidated, combined, unitary or other similar basis) shall be prepared and filed in a manner consistent with prior practice, except as required by applicable Law. Purchaser shall have the right to review and comment on any such Tax Returns (other than Tax Returns filed on a consolidated, combined, unitary or other similar basis). Purchaser shall, or shall cause the Transferred Companies to, furnish information to McLeodUSA as reasonably requested by McLeodUSA to effectuate the provisions of this section.

                       (b) Purchaser shall prepare and duly file (or cause to be prepared and duly filed) all Tax Returns with respect to the Services Business and the Transferred Companies for which no Seller has filing responsibility pursuant to Section 5.1(a). Purchaser shall provide Sellers with the basis and calculations upon which such Tax Returns with respect to periods for which Sellers have or may have any liability under this Article V are to be filed, and Sellers shall have the right to review, comment on and consent to any such Tax Returns. Neither the Transferred Companies nor Purchaser shall make any elections with respect to Taxes or amend any Tax Returns of the Transferred Companies for periods ending on or before the Closing Date without Sellers' prior written consent (not to be unreasonably withheld).

                  SECTION 5.2 Tax Allocation and Indemnity.

                       (a) Sellers shall be liable for, and indemnify and hold Purchaser and its affiliates harmless, on a net, after-Tax basis, from and against any loss, liability or expense incurred by Purchaser for any breach of the representations set forth in Section 2.13 and any liability for the following Taxes with respect to the Transferred Companies, but only for Taxes in excess of amounts (A) previously paid or (B) accrued or reserved for on the books and records of the Transferred Companies (minus amounts previously indemnified for under this Article V): (x) Taxes (including withholding Taxes) imposed on or with respect to the Transferred Companies (i) for Pre-Closing Tax Periods or (ii) as a result of any of the Transferred Companies being or having been a member of the Seller Group (without duplication of clause (i)) and (y) Taxes imposed on Purchaser, the Transferred Companies or their respective affiliates resulting from Sellers' failure to comply with their obligations under this Article V.

                       (b) Purchaser shall be liable for, and indemnify and hold Sellers and their affiliates harmless, on a net, after-Tax basis, from and against liability for any and all Taxes imposed (x) on or with respect to the Transferred Companies for all taxable periods beginning after the Closing Date (each, a "Post-Closing Period"), and (y) on or with respect to the Transferred Companies, Sellers or their affiliates as a result of Purchaser's failure to comply with its obligations under this Article V.

                       (c) With respect to any taxable period that begins before and ends after the Closing Date (a "Straddle Period"), Sellers shall be liable for, and indemnify Purchaser and its affiliates harmless from and against liability for any and all Taxes of the Transferred Companies attributable to the portion of a Straddle Period that begins before and ends on the Closing Date, but only to the extent that the amount of such Taxes, together with all other Taxes previously indemnified for under this
Article V, exceeds the amounts previously paid by Sellers or accrued or reserved for on the books and records of the Transferred Companies. Purchaser shall be liable for, and indemnify Sellers and their affiliates harmless from and against liability for any and all other Taxes of the Transferred Companies attributable to a Straddle Period. For purposes of this Agreement, the portion of any Tax that is attributable to the portion of a Straddle Period that begins before and ends on the Closing Date shall be-

                           (i) in the case of a Tax that is based on net income or receipts, the amount of such Tax that would be due with respect to the portion of the Straddle Period beginning before and ending on the Closing Date if such portion were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis; provided, however, that, with respect to such Taxes, the Parties shall, to the extent permitted by applicable Law, elect to treat the Closing Date as the last day of a taxable year or period of the Transferred Companies, and such year or period as a short taxable year and a Pre-Closing Tax Period; and

                           (ii) in the case of any Tax not described in subparagraph (i) above, the amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Straddle Period beginning before and ending on the Closing Date, and the denominator of which is the total number of days in such Straddle Period.

                       (d) All personal property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a Straddle Period shall be apportioned between Telecom and IBS on the one hand, and Purchaser, on the other hand, in the manner described in Section 5.2(c)(ii).

                       (e) Notwithstanding any other provision of this Agreement, if Purchaser causes or permits the Transferred Companies or any affiliate thereof to take any action on the Closing Date not in the ordinary course of business (other than as contemplated by this Agreement), including, without limitation, the distribution of any dividend or the effectuation of any redemption, Purchaser shall indemnify Sellers for any Tax liability resulting from such action.

                  SECTION 5.3 Cooperation on Tax Matters. Purchaser, Sellers and their respective affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include furnishing prior years' Tax Returns or return preparation packages (including packages in the format historically provided), to the extent related only to the Transferred Companies, information illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable Taxing Authority responsible for the imposition of Taxes which relate only to the Transferred Companies or the Services Business and providing copies of all relevant Tax Returns to the extent related only to the Transferred Companies or the Services Business, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any such Taxing Authority and records concerning the ownership of property, which the requested party may possess. Such cooperation shall be at the requesting party's expense. Notwithstanding any provision of this Agreement to the contrary, but subject to Section 5.7, nothing in this Agreement shall (i) require Sellers to disclose the contents of or provide any Tax Returns (and related documents or information) filed on a consolidated, combined, unitary or similar basis or (ii) limit or otherwise affect Sellers' or McLeodUSA's ability to file any such Tax Return in the manner they see fit.

                  SECTION 5.4 Contests. Whenever any Governmental Authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Sellers are or may be liable under this Agreement, Purchaser shall, if informed of such an assertion, inform the relevant Seller within ten business days, and the relevant Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which such Seller may be liable under this Agreement, except that Purchaser shall have the right to consent, which consent will not be unreasonably withheld or delayed, to any settlement to the extent such proceedings or settlement materially affect the amount of Taxes for which Purchaser may be liable under this Agreement. If Purchaser fails to provide such notice and such failure shall materially prejudice a Seller's ability to defend such assessment, then the Seller's indemnification obligations shall be null and void with regard to such assessment. Whenever any Taxing Authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser is liable under this Agreement Seller shall if informed of such an assertion, inform Purchaser within 10 business days, and, in any case, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except that Sellers shall have the right to consent, which consent shall not be unreasonably withheld or delayed, to any settlement to the extent such proceedings settlement affects the amount of Taxes for which Sellers are or may be liable under this Agreement. If Seller fails to provide such notice and such failure materially prejudices Purchaser's ability to defend such assessment, then the Purchasers indemnification obligation shall be null and void with regard to such assessment.

                  SECTION 5.5 Written Notices. All claims for indemnification under this Article V must be asserted in a written notice, describing the claim in reasonable detail, the basis on which indemnification is sought, and all written materials related to such claim. Any claim not made in such manner shall not be entitled to indemnification pursuant to this Article V.

                  SECTION 5.6 Refund and Carrybacks. Sellers shall be entitled to any credits or refunds of Taxes of the Transferred Companies or the Services Business (including interest thereon) payable with respect to all periods (or portions thereof) ending on or before the Closing Date. Purchaser shall be entitled to all other credits and refunds of Taxes of the Transferred Companies or with respect to the Services Business (including interest thereon).

                  SECTION 5.7 Section 338(h)(10) Election.

                       (a) Purchaser shall, and Sellers shall cause
McLeodUSA to, jointly make or cause to be made an election under
Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law (including an election similar to Section 338(g) of the Code with respect to a jurisdiction that allows such an election but not an election similar to Section 338(h)(10) of the Code)) (collectively the "Section 338(h)(10) Elections") with respect to the purchase and sale of the Shares of all or any of the Transferred Companies hereunder. Sellers shall cause McLeodUSA to pay any income Tax attributable to the making of the Section 338(h)(10) Elections.

                       (b) Purchaser shall be responsible for the preparation and timely filing of all Section 338 Forms (as defined below). Sellers shall (or shall cause their affiliates to) execute and deliver to Purchaser such documents or forms as are reasonably requested and are required by any Tax laws to properly complete the Section 338 Forms at least 90 days prior to the date such Section 338 Forms are required to be filed. "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state or local Taxing Authority in connection with the Section 338(h)(10) Elections.
Section 338 Forms shall include, without limitation, IRS Form 8023 (together with any schedules or attachments thereto that are required pursuant to Treasury Regulations Section 1.338(h)(10)-1).

                       (c) Purchaser and Sellers shall use their best efforts to agree, as soon as practicable after the Closing, on the computation of the aggregate deemed sale price (as defined under Treasury Regulations Section 1.338-4) and any corresponding items for state and local Tax purposes (the "ADSP"). Purchaser shall perform or cause to be performed an initial valuation of assets and allocation of the portion of the Purchase Price (and other relevant items) allocable to the Shares of each of the Transferred Companies, as set forth on Schedule 1.7, among the assets of the Transferred Companies for the Section 338(h)(10) Elections, in accordance with applicable law. Purchaser shall provide Sellers with drafts of such valuation and allocations (which shall be prepared on a basis consistent with this Section 5.7(c)) within sixty days after the Closing Date. Sellers shall have thirty days to provide Purchaser with any objections to such drafts. If a Seller objects to the computation or allocation by Purchaser of such amounts, and Purchaser and Sellers cannot reach agreement on the computation or allocation within thirty business days after notification of the objection, Purchaser and Sellers shall submit the issue to arbitration by a nationally recognized accounting firm as shall be mutually acceptable to Purchaser and Sellers for resolution of the disagreement within ten days, it being agreed that Purchaser and Sellers will jointly share the fees and expenses of such accounting firm. The valuations and allocations determined pursuant to this Section 5.7(c) shall be used for purposes of all relevant Tax Returns, reports and filings.

                       (d) The parties shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents) as may be required to effect and preserve timely Section 338(h)(10) Elections in accordance with the provisions of the Treasury regulations promulgated under Code Section 338 (or any comparable provisions of state or local tax law) or any successor provisions. The parties shall (and shall cause their respective affiliates to) report the purchase by Purchaser of the Shares pursuant to this Agreement consistent with the Section 338(h)(10) Elections and take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise.

                  SECTION 5.8 No Right of Set-Off or Off-Set. Neither Purchaser nor Sellers shall have any right to set-off any payment due under this Agreement against any other payments to be made pursuant this Agreement or otherwise (including against indemnification payments).

                  SECTION 5.9 Mitigation. Each party seeking indemnification under this Article V shall consult with the other party and shall take all other actions as may be reasonably required or necessary to mitigate, to the extent practical, the other party's indemnification obligations under this Article V.

                  SECTION 5.10 Exclusive Remedies. Notwithstanding any other provisions of this Agreement, the parties acknowledge and agree that the indemnification provisions of this Article V shall be their sole and exclusive remedies with respect to Taxes, and that no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

                  SECTION 5.11 Adjustment to Purchase Price. Sellers and Purchaser agree that to the extent permitted by applicable Law any indemnity payment made pursuant to this Article V shall be treated as an adjustment to the Purchase Price.

                  SECTION 5.12 Transfer Taxes. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the timely payment of all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Purchaser shall prepare and in a timely manner file all Tax Returns in respect of Transfer Taxes relating to the Shares; provided, however, that any such Tax Returns shall be subject to the approval of Sellers, which approval shall not be unreasonably withheld or delayed. Sellers shall prepare and in a timely manner file all Tax Returns in respect of the Transfer Taxes relating to the Purchased Assets; provided, however, that any such Tax Returns shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld or delayed.

                  SECTION 5.13 Conflicts and Survival. To the extent that the provisions of this Article V conflict with any other provisions of this Agreement then, with respect to Taxes, the provisions of this Article V shall control. The obligations of the parties under this Article V shall survive the Closing until the expiration of all applicable statutes of limitations.


                                 ARTICLE VI

                                 CONDITIONS

          SECTION 6.1 Conditions to Each Party's Obligation to Effect the Closing. The obligations of Sellers, on the one hand, and Purchaser, on the other hand, to consummate the Closing are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

                       (a) no Governmental Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the material transactions contemplated by this Agreement;

                       (b) any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated; and

                       (c) all consents, approvals, orders and permits of, and registrations, declarations and filings with, any Governmental Entity that are legally required in order to enable Sellers and Purchaser to consummate the transactions contemplated hereby and listed on Schedule
6.1(c) shall have been made or obtained and shall be in full force and effect.

                  SECTION 6.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction (or waiver by Purchaser) of the following further conditions:

                       (a) the representations and warranties of Sellers shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to "materiality," "Business Material Adverse Effect" or "material adverse effect" or similar qualifications set forth therein) would not individually or in the aggregate have a Business Material Adverse Effect;

                       (b) Sellers shall have performed in all material respects their obligations hereunder required to be performed by them at or prior to the Closing Date;

                       (c) the Net Working Capital as of the close of business on the date immediately preceding the Closing Date shall be at least $3.2 million;

                       (d) Purchaser shall have received a certificate signed by an officer of each Seller, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(c) have been satisfied; and

                       (e) The conditions to the Financing Commitment shall have been satisfied in full or waived, and immediately available funds in the amount and on the terms contemplated by such Financing Commitment shall have been provided or be available to the Purchaser.

                  SECTION 6.3 Conditions to the Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated hereby are subject to the satisfaction (or waiver by Sellers) of the following further conditions:

                       (a) the representations and warranties of Purchaser shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to "materiality" or similar qualifications set forth therein) would not individually or in the aggregate materially hinder, impair or delay Purchaser's ability to consummate the transactions contemplated by this Agreement;

                       (b) Purchaser shall have performed in all material respects all of the obligations hereunder required to be performed by Purchaser at or prior to the Closing Date; and

                       (c) Sellers shall have received a certificate signed by an officer of Purchaser, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.


                                ARTICLE VII

                              INDEMNIFICATION

                  SECTION 7.1 Indemnification. None of the provisions of Sections 7.1(a) - (d) shall apply to claims, indemnifications, obligations, liabilities, covenants and representations relating to Taxes, which shall be governed solely and exclusively by the terms of Article V.

                       (a) Indemnification by Sellers. Subject to the limits set forth in this Section 7.1, Sellers jointly and severally agree to indemnify, defend and hold Purchaser, its officers, directors and affiliates, harmless from and in respect of any and all losses, damages, costs and reasonable expenses, including reasonable expenses of investigation and reasonable fees and disbursements of counsel, but excluding, except in connection with third party claims, consequential damages, lost profits or punitive damages (collectively, "Losses"), that they may incur arising out of or due to (i) any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Sellers contained in this Agreement or (ii) the Excluded Liabilities.

                       (b) Indemnification by Purchaser. Subject to the limits set forth in this Section 7.1, Purchaser agrees to indemnify, defend and hold Sellers, their officers, directors and affiliates, harmless from and in respect of any and all Losses that they may incur arising out of or due to (i) any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Purchaser contained in this Agreement, (ii) the Assumed Liabilities or (iii) the ownership or operation of the Purchased Assets or the Business after the Closing Date.

                       (c) Representations and Warranties; Limits on Indemnification. The several representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant hereto will survive the Closing Date and will remain in full force and effect thereafter for a period of one year from the Closing Date, except for (i) the representations and warranties in Sections 2.1, 2.2, 2.3, 3.1 and 3.2, which shall survive the Closing without limitation as to time, (ii) the representations and warranties in Section 2.8, which shall survive the Closing until 90 days after the expiration of the applicable statute of limitations and (iii) the representations and warranties in Sections 2.9, the first sentence of 2.15(b) and 2.16 which shall survive the Closing until the date which is three years after the Closing. The representations or warranties shall survive beyond the periods described above with respect to (but only with respect to) any inaccuracy therein or breach thereof, notice of which shall have been duly given within such applicable period in accordance with Section 7.1(d) hereof. The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms. Anything to the contrary contained herein notwithstanding, (i) (A) none of Purchaser or its officers, directors or affiliates shall be entitled to recover from Sellers for breaches of or inaccuracies in representations or warranties (other than the representations and warranties in Sections 2.1, 2.2, 2.3, 2.4 and 2.16) or breaches of the covenants contained in Sections 4.1(a), 4.1(b) and 4.1(o) unless and until (1) the total of all such persons' Losses arising from or relating to any single circumstance or related circumstances exceeds $25,000 ("Covered Losses") and (2) the total of all such persons' Covered Losses with respect to such inaccuracies or breaches exceeds an amount equal to 1% of the Cash Purchase Price and then only for the amount by which the total of all such Covered Losses exceeds an amount equal to 1% of the Cash Purchase Price and (B) none of Purchaser or its officers, directors, agents or affiliates shall be entitled to recover from Sellers for breaches of or inaccuracies in representations or warranties (other than the representations and warranties in Sections 2.1, 2.2, 2.3, 2.4 and 2.16) or breaches of the covenants contained in Sections 4.1(a), 4.1(b) and 4.1(o), and Sellers shall have no liability to such persons for any such inaccuracies or breaches for, more than an amount equal to 20% of the Cash Purchase Price and (ii) (A) none of Sellers or their officers, directors or affiliates shall be entitled to recover from Purchaser for breaches of or inaccuracies in representations or warranties (other than the representations and warranties in Sections 3.1 and 3.2) unless and until the total of all such persons' Losses with respect to such inaccuracies or breaches exceeds an amount equal to 1% of the Cash Purchase Price and then only for the amount by which the total of all such Losses exceeds an amount equal to 1% of the Cash Purchase Price and (B) none of Sellers or their officers, directors, agents or affiliates shall be entitled to recover from Purchaser for breaches of or inaccuracies in representations or warranties (other than the representations and warranties in Sections 3.1 and 3.2), and Purchaser shall have no liability to such persons for such inaccuracies or breaches for, more than an amount equal to 20% of the Cash Purchase Price.

                       (d) Notice and Opportunity to Defend. If there occurs an event that a party (an "Indemnified Party") asserts is an indemnifiable event pursuant to Section 7.1(a) or 7.1(b), the Indemnified
Party shall notify in writing the other party obligated to provide indemnification (an "Indemnifying Party") within 45 days of such occurrence, with such written notice to (i) state the amount of the Loss, if known, and the method of computation thereof, and (ii) contain a reference to the specific section or sections of this Agreement in respect of which such right to indemnification is asserted; provided, however, that if such event involves any claim or the commencement of any action or proceeding by a third person, the Indemnified Party will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding within 30 days of receiving notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder; provided, however, that the failure to provide notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure materially prejudices the Indemnifying Party hereunder. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, the Indemnifying Party may, by providing written notice to the Indemnified Party within 30 days of receipt of notice of claim, assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such party in connection with the defense thereof; provided that the Indemnifying Party shall not be entitled to assume the defense thereof and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (A) any relief other than payment of money damages is sought against the Indemnified Party or (B) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party. The Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The
Indemnified Party shall have the right to participate at its own expense in the defense of such asserted liability. No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party (A) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim, (B) if such judgment or settlement would result in the finding or admission of any violation of Law, or (C) if as a result of such consent or settlement injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could reasonably be expected to interfere with or adversely affect the business, operations or assets of the Indemnified Party.

                   (e) Adjustment for Insurance and Taxes. The amount that an Indemnifying Party is required to pay to, for or on behalf of any Indemnified Party pursuant to this Section 7.1 shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds, indemnity, contribution or similar payment, paid to any Indemnified Party in reduction of the related indemnifiable loss (the "Indemnifiable Loss") and (ii) to take account of any tax benefit available as a result of any Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereinafter sometimes called an "Indemnity Payment." If an Indemnified Party shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently become eligible for insurance proceeds, or indemnity, contribution or similar payment, in respect of such Indemnifiable Loss, or become eligible for any tax benefit as a result of such Indemnifiable Loss, then the Indemnified Party shall pay to the Indemnifying Party the amount of such insurance proceeds or tax benefit or, if lesser, the amount of the Indemnity Payment.

                       (f) No Right of Set-Off or Off-Set. Neither
Purchaser nor Sellers shall have any right to set-off any payment due under this Agreement against any other payments to be made pursuant this Agreement or otherwise (including against indemnification payments).

                       (g) Mitigation. Each Indemnified Party shall consult and cooperate with the Indemnifying Party and shall take all other actions as may be reasonably required or necessary to mitigate, to the extent practicable, Losses in connection with claims for which an Indemnified Party seeks indemnification under this Section 7.1; provided that such obligation to mitigate shall not require the applicable Indemnified Party to incur any material liability or pay any material consideration in connection therewith.

                       (h) Subrogation. After any Indemnity Payment is made to any Indemnified Party pursuant to this Section 7.1, the Indemnifying Party shall, to the extent of such Indemnity Payment, be subrogated to all rights (if any) of the Indemnified Party against any third party in connection with the Losses to which such Indemnity Payment relates. Without limiting the generality of the preceding sentence, any Indemnified Party receiving an Indemnity Payment pursuant to Section 7.1 shall execute, upon the written request of the Indemnifying Party, any instrument reasonably necessary to evidence such subrogation rights.

                  SECTION 7.2 Adjustment to Purchase Price. Sellers and Purchaser agree that, to the extent permitted under applicable Law, any Indemnity Payment hereunder shall be treated as an adjustment to the Purchase Price.

                  SECTION 7.3 Exclusive Remedies. Purchaser and Sellers acknowledge and agree that (i) following the Closing, the indemnification provisions of Articles V and VII shall be the sole and exclusive remedies of Purchaser and Sellers for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date) and (ii) anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement arising out of or related to this Agreement shall give rise to any right on the part of Purchaser or Sellers, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby or to any further indemnification rights or claims beyond those contained in this Agreement of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise), all of which the parties hereby waive; provided, however, that nothing herein is intended to waive any claims for fraud.

                                ARTICLE VIII

                                TERMINATION

                  SECTION 8.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing Date:

                       (a) by the mutual consent of Sellers and Purchaser;

                       (b) by either Sellers or Purchaser:

                           (i) if the Closing shall not have occurred on or prior to January 16, 2004; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date;

                           (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the material transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

                       (c) by Sellers if Purchaser breaches any representation, warranty or covenant contained herein in any material respect and such breach cannot be cured or has not been cured within 60 days after the delivery of written notice to Purchaser;

                       (d) by Sellers if the Commitment Letter lapses or is otherwise terminated or ceases to be a binding obligation of the parties thereto and Purchaser fails to obtain a binding commitment for alternative financing, on terms and conditions reasonably acceptable to Sellers, within 30 days, or

                       (e) by Purchaser if Sellers breach any
representation, warranty or covenant contained herein in any material respect and such breach cannot be cured or has not been cured within 60 days after the delivery of written notice to Sellers.

                  SECTION 8.2 Procedure and Effect of Termination. In the event of the termination and abandonment of this Agreement by Sellers or Purchaser pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party.

If the transactions contemplated by this Agreement are terminated as provided herein:

                       (a) each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                       (b) all information received by any party hereto with respect to the business of any other party or its subsidiaries or affiliates shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall survive the termination of this Agreement; and

                       (c) no party to this Agreement will have any liability under this Agreement to the other except (i) as stated in subparagraphs (a) and (b) of this Section 8.2; (ii) for any willful breach of any provision of this Agreement and (iii) as provided in the Confidentiality Agreement.


                                 ARTICLE IX

                               MISCELLANEOUS

                  SECTION 9.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties hereto at any time with respect to any of the terms contained herein.

                  SECTION 9.2 Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier to; (b) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clause (a) above) to, the party for whom intended, at the address or telecopier number for such party set forth below (or at such other address or telecopier number for a party as shall be specified by like notice; provided, however, that any notice of change of address or telecopier number shall be effective only upon receipt):

                   (a)      if to Purchaser, to:

                            Homebase Acquisition Corp.
                            P.O. Box 1234
                            Mattoon, IL 61938
                            Telecopy No. (217) 258-6240
                            Attention: Richard Lumpkin

                            with a copy to:

                            Spectrum Equity Investors IV, L.P.
                            One International Place
                            29th Floor
                            Boston, MA 02110
                            Telecopy No.  (617) 464-4601
                            Attention: Kevin Maroni

                            and

                            Providence Equity Partners III, L.P.
                            50 Kennedy Plaza
                            Providence, RI 02903
                            Telecopy: (401) 751-1790
                            Attn: Glenn Creamer

                            and

                            King & Spalding
                            1185 Avenue of the Americas
                            New York, New York 1003 6
                            Telecopy: (212) 556-2222
                            Attn: John Graham, Esq.

                            and

                            Edwards & Angell, LLP
                            101 Federal Street
                            Boston, MA 02110
                            Telecopy: (888) 325-9120
                            Attn: Stephen Meredith, Esq.

                   (b)      if to Sellers, to:

                            McLeodUSA Incorporated
                            McLeodUSA Technology Park
                            6400 C Street SW, P.O. Box 3177
                            Cedar Rapids, IA 52406-3177
                            Telecopy No. (319) 790-7901
                            Attention: General Counsel

                            with a copy to:

                            Skadden, Arps, Slate, Meagher &
                              Flom (Illinois)
                            333 West Wacker Drive
                            Chicago, Illinois 60606
                            Telecopy No. (312) 407-0411
                            Attention:  Peter C. Krupp, Esq.

                  SECTION 9.3 Interpretation. The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase "to the knowledge of Sellers" or any similar phrase shall mean such facts and other information which as of the date of determination are actually known to Joseph R. Dively, Brian Carr, John Woodruff, Michael Smith, Edward Pence, Gary Patrem, William Haas or the General Counsel of McLeodUSA. As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Securities Exchange Act of 1934, as amended. As used in this Agreement, the term "business day" means a day, other than a Saturday or a Sunday, on which banking institutions in the City of New York or Chicago are required to be open. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  SECTION 9.4 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

                  SECTION 9.5 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), the equity commitment letter agreement from Purchaser and its equity sponsors to Sellers, dated as of the date hereof, the Confidentiality Agreement, and the Disclosure Schedule (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided herein, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  SECTION 9.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  SECTION 9.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

                  SECTION 9.8 Jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the Northern District of Illinois and to the jurisdiction of any other competent court of the State of Illinois located in the County of Cook (collectively, the "Illinois Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Illinois, preserving, however, all rights of removal to such federal court under 28 U.S.C.
Section 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Illinois Courts in any other court or jurisdiction.

                  SECTION 9.9 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 9.8 hereof.

                  SECTION 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Purchaser may assign all or any part of its rights under this Agreement and delegate all or any part of its obligations under this Agreement to one or more entities all of the capital stock or equity interest of which are owned by Purchaser, in which case all of the rights and powers of Purchaser, and remedies available to it hereunder shall extend to and be enforceable by each such entity. Any such assignment and delegation shall not release Purchaser from its obligations hereunder, and further Purchaser guarantees to Sellers the performance by such entity of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

                  SECTION 9.11 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated; provided that none of such expenses shall be borne by any of the Transferred Companies or otherwise be included in the Assumed Liabilities..

                  SECTION 9.12 Headings. Headings of the Articles and Sections of this Agreement, the Disclosure Schedule and the Table of Contents are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

                  SECTION 9.13 Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  SECTION 9.14 Schedules. The Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Disclosure of any item or other matter in any section of the Disclosure Schedules shall, if reasonably apparent from such disclosure, be deemed to be disclosure for any other section thereof, but no such disclosure shall be deemed to be an admission or representation as to the materiality of the item so disclosed.

                  SECTION 9.15 Consequential Damages. Each party hereby waives any punitive, incidental or consequential damages arising out of or relating to any breach of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers as of the date first written above.


                                   MCLEODUSA TELECOMMUNICATIONS
                                   SERVICES, INC.



                                   By: /s/ Chris A. Davis
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   MCLEODUSA HOLDINGS, INC.



                                   By: /s/ Chris A. Davis
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   MCLEODUSA INTEGRATED BUSINESS
                                   SYSTEMS, INC.



                                   By: /s/ Chris A. Davis
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   MCLEODUSA MARKET RESPONSE, INC.


                                   By: /s/ Chris A. Davis
                                      ----------------------------------------
                                      Name:
                                      Title:


                                   HOMEBASE ACQUISITION CORP.


                                    By: /s/  Donald R. Shassian
                                       ---------------------------------------
                                       Name:
                                       Title: